EXHIBIT 99

News Release
CMS ENERGY REPORTS FIRST QUARTER NET INCOME
OF $103 MILLION, OR $0.44 PER SHARE,
AND AFFIRMS EARNINGS GUIDANCE
     JACKSON, Mich., May 5, 2008 — CMS Energy announced today reported net income of $103 million, or $0.44 per share, for the first quarter of 2008, compared to a reported net loss of $215 million, or $0.97 per share, in the same quarter of 2007.
     In the first quarter of 2007, the company was engaged in selling its international businesses and that resulted in a charge of $307 million, or $1.39 per share, that was not repeated in the first quarter of 2008.
     CMS Energy’s first quarter adjusted (non-Generally Accepted Accounting Principles) results, which exclude the effects of asset sales and certain other items, also were $103 million, or $0.44 per share, consistent with the company’s plan. In the first quarter of 2007, the company had adjusted net income of $92 million, or $0.42 per share, primarily excluding asset sale related charges.
     CMS Energy reaffirmed its guidance for 2008 adjusted earnings of $1.20 per share. While the company expects 2008 reported earnings to be about the same as its adjusted earnings, reported earnings could vary because of gains or charges relating to previously sold assets or other factors.
     David Joos, the president and chief executive officer of CMS Energy, said the company’s solid first quarter results reflect the company’s strategy to exit the international markets, reduce parent company debt, and invest substantially in Consumers Energy.
     “We are pleased with our progress and will continue to implement our ‘Growing Forward’ strategy. Our plan is to invest more than $6 billion over the next five years in energy efficiency, renewable energy, environmental and customer service enhancements, and new power generation,” Joos said.
     He added that Michigan needed comprehensive energy policy reform to allow the company to fully implement its Growing Forward plan.

     “The state House recently approved a wide-ranging package of legislation that would support the energy infrastructure investments needed to keep power prices affordable and help ensure reliable supplies of energy for Michigan customers. There’s still work to be done, but we’re encouraged with the progress that has been made.”
     CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2008.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy’s Form 10-K and Consumers’ Form 10-K each for the Year Ended December 31, 2007. CMS Energy’s and Consumers’ “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference that discuss important factors that could cause CMS Energy’s and Consumers’ results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2008	2007
Operating Revenue	$2,184	$2,189

Earnings (Loss) from Equity Method Investees	(1)	19

Operating Expenses	1,930	2,232

Operating Income (Loss)	$253	$(24)

Other Income	19	23

Fixed Charges	100	105

Income (Loss) before Income Taxes	$172	$(106)

Income Tax Expense (Benefit)	64	(75)

Income (Loss) before Minority Interests, Net	$108	$(31)

Minority Interests, Net	2	2

Income (Loss) from Continuing Operations	$106	$(33)

Loss from Discontinued Operations	—	(178)

Net Income (Loss)	$106	$(211)

Preferred Dividends	3	3
Redemption Premium on Preferred Stock	—	1

Net Income (Loss) Available to Common Stockholders	$103	$(215)

Income (Loss) Per Share
Basic	$0.46	$(0.97)
Diluted	0.44	(0.97)

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	March 31	December 31
	2008	2007
	(Unaudited)
Assets
Cash and cash equivalents	$841	$348
Restricted cash	123	34
Other current assets	1,923	2,498

Total current assets	$2,887	$2,880
Net plant and property	8,786	8,728
Investments	9	11
Non-current assets	2,560	2,573

Total assets	$14,242	$14,192

Stockholders’ Investment and Liabilities
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, finance leases and securitization debt)	$6,241	$5,941
FIN 46 debt and finance leases	257	261

Total debt and capital and finance leases	$6,498	$6,202
Preferred stock and securities	294	294
Minority interest	53	53
Common stockholders’ equity	2,205	2,130

Total capitalization	$9,050	$8,679
Securitization debt	301	309
Current liabilities	1,378	1,750
Non-current liabilities	3,513	3,454

Total Stockholders’ Investment and Liabilities	$14,242	$14,192

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	First Quarter
	(Unaudited)
	2008	2007 (**)
Beginning of Period Cash	$348	$351

Cash provided by operating activities	$474	$315
Cash provided by (used in) investing activities	(152)	6

Cash flow from operating and investing activities	$322	$321
Cash provided by (used in) financing activities	171	(57)
Currency Translation Adjustment	—	1

Total Cash Flow	$493	$265

End of Period Cash	$841	$616

(**)	Includes cash associated with discontinued operations.

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2008		2007
Net Income (Loss) Available to Common Stockholders	$103		$(215)

Reconciling Items:
Discontinued Operations Loss	(*	)	178

Asset Impairment Charges	—		157

Asset Sales Gains and Other	*		(28)

Adjusted Net Income — Non-GAAP Basis, Including MTM Income (Loss) of $(1) in 2008 and $1 in 2007	$103		$92

Average Number of Common Shares Outstanding
Basic	224		221
Diluted	237		221

Basic Earnings Per Average Common Share

Net Income (Loss) Per Share as Reported	$0.46		$(0.97)

Reconciling Items:
Discontinued Operations Loss	(*	)	0.80

Asset Impairment Charges	—		0.71

Asset Sales Gains and Other	*		(0.12)

Adjusted Net Income — Non-GAAP Basis, Including MTM Income of $- in 2008 and $0.01 in 2007	$0.46		$0.42

Diluted Earnings Per Average Common Share

Net Income (Loss) Per Share as Reported	$0.44		$(0.97)

Reconciling Items:
Discontinued Operations Loss	(*	)	0.80

Asset Impairment Charges	—		0.71

Asset Sales Gains and Other	*		(0.12)

Adjusted Net Income — Non-GAAP Basis, Including MTM Income of $- in 2008 and $0.01 in 2007	$0.44		$0.42

*	Less than $500 thousand or $0.01 per share.

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements. Mark-to-market (MTM) is a non-cash accounting adjustment that primarily reflects changes in the market value of certain natural gas contracts.